Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-183455, 333-190088 and 333-258070) pertaining to the 2012 Omnibus Award Plan and the 2021 Equity Compensation Plan of Tile Shop Holdings, Inc. of our report dated March 2, 2023, with respect to the consolidated financial statements of Tile Shop Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) filed with the Securities and Exchange Commission on February 29, 2024.

/s/Ernst & Young LLP

Minneapolis, Minnesota
February 29, 2024